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                                                        EXHIBIT 10.3


                     [LETTERHEAD OF SOFTBANK CORPORATION]

           24-1, Nihonbashi-Hakozakicho * Chuo-ku, Tokyo 103, Japan
                              Tel: (03) 5642-8020
                              Fax: (03) 5641-3400


                                                    April 1, 1998

Ziff-Davis Inc.,
  One Park Avenue,
     New York, NY 10011.

Attention: Mr. Eric Hippeau, Chairman and CEO

Dear Sirs:

        In connection with the public offering of shares of Ziff-Davis Inc. (formerly ZD Inc., the "Company"), SOFTBANK Corp. ("SOFTBANK") undertakes that SOFTBANK and its subsidiaries will not expand their operations involving

                (i) publishing information on computing and Internet-related technology through the media of print, CD ROM/DVD, Internet and television, or

                (ii) producing trade shows, conferences, exhibitions and similar events primarily related to computing and Internet-related technology,

outside Japan in competition with the Company and its subsidiaries, without the prior approval of the Company's management directors in consultation with the independent directors. It is agreed that the term "subsidiaries" as used herein shall include only majority-owned subsidiaries of the Company or SOFTBANK, as the case may be.

        For its part, the Company undertakes that the Company and its subsidiaries will

                (i) not compete with SOFTBANK in Japan without the prior approval of SOFTBANK's Board of Directors, and will afford SOFTBANK full cooperation and a right of first license on all of the Company's products and services in Japan, and

                (ii) identify each as a member of the SOFTBANK Group by displaying the words "A SOFTBANK Company" or the name "SOFTBANK" prominently on (a) the cover page and masthead



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Ziff-Davis Inc.                                                 -2-

                of all publications, (b) primary promotional materials for all trade shows and conferences, and (c) the letterhead and calling cards of all personnel.

        The foregoing undertakings of SOFTBANK and the Company shall be in effect only so long as SOFTBANK maintains ownership of at least 40% of the outstanding voting stock of the Company and such ownership is sufficient to elect a majority of the Company's Board of Directors.

        Please confirm your agreement with the foregoing by signing and returning a copy of this letter.


                                                Very truly yours,

                                                SOFTBANK CORP.



                                                By:
                                                   --------------------------
                                                   Masayoshi Son,
                                                   President and CEO

Confirmed,

ZIFF-DAVIS INC.


By:
   -------------------------------
   Eric Hippeau,
   Chairman and CEO